Exhibit 10.11

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EXCLUSIVE LICENSE AGREEMENT

BETWEEN

ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC.

&

JUNO THERAPEUTICS, INC.

ST. JUDE File No.: SJ-03-0018

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “AGREEMENT”) is entered into as of December 3, 2013 (the “EFFECTIVE DATE”) by and between ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC., a Tennessee not-for-profit corporation having an address at 262 Danny Thomas Place, Memphis, TN 38105 (“ST. JUDE” or “LICENSOR”), and JUNO THERAPEUTICS, INC., a Delaware corporation, having an address at 8725 W. Higgins Road, Suite 290, Chicago, IL 60631 (“COMPANY”) (ST. JUDE and COMPANY hereinafter each referred to as a “PARTY”, or collectively referred to as the “PARTIES”) with respect to the following:

RECITALS

WHEREAS, as a center for research and education, ST. JUDE is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the development and distribution of useful products and the utilization of new processes, but is without capacity to commercially develop, manufacture, and distribute any such products or processes; and

WHEREAS, a valuable invention(s) titled “Chimeric Receptors with 4-1BB Stimulatory Signaling Domain” (ST. JUDE File No.: SJ-03-0018) was developed during the course of research conducted by Drs. Dario Campana and Chihaya Imai while employed by ST. JUDE (all hereinafter referred to as “INVENTORS” and each individually referred to as an “INVENTOR”); and

WHEREAS, LICENSOR has acquired through assignment by each of the INVENTORS all rights, title and interest, with the exception of certain retained rights by the United States Government, in their interest in said valuable inventions; and

WHEREAS, COMPANY desires to obtain certain rights in such inventions as herein provided and to commercially develop, manufacture, use and/or distribute products based upon or embodying said valuable inventions throughout the world; and

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this AGREEMENT, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereto agree as follows:

ARTICLE 1

DEFINITIONS

All references to particular Exhibits, Articles or Paragraphs shall mean the Exhibits to, and Paragraphs and Articles of, this AGREEMENT, unless otherwise specified. For the purposes of this AGREEMENT and the Exhibits hereto, the following words and phrases shall have the following meanings:

1.1 “AFFILIATED COMPANY” as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with COMPANY. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty- percent (50%) of the voting or economic interest in said entity. Any AFFILIATED COMPANY that is exercising rights under this AGREEMENT shall provide a written acknowledgement to LICENSOR that they are bound by, and agree to abide by, the terms of this AGREEMENT.

1.2 “BLA” shall mean a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, any alternate market approval application including without limitation a New Drug Application or 510k application, and any corresponding supranational, foreign or domestic equivalent marketing authorization application, registration or certification, necessary to market a LICENSED PRODUCT.

1.3 “EFFECTIVE DATE” of this LICENSE AGREEMENT shall mean the date set forth above.

1.4 “LICENSED FIELD” shall mean all therapeutic, diagnostic, preventative and palliative uses.

1.5 “LICENSED PRODUCT(S)” as used herein in either singular or plural shall mean, on a country by country basis, any material, cell, composition, drug, or other product, the manufacture, use, importation, offer for sale or sale of which would constitute, but for the license granted to COMPANY pursuant to this AGREEMENT, an infringement of a VALID CLAIM of PATENT RIGHTS in that country (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe), assuming, for purposes of determining coverage by this definition, that all pending claims within the PATENT RIGHTS have issued. For the purpose of determining diligence and achievement of clinical development milestones, a product shall fall within this definition even if the exception set forth in 35 U.S.C. § 271(e)(1) may apply.

1.6 “LICENSED SERVICES” shall mean, on a country-by-country basis, any service performed for or on behalf of a third party on a fee-for-service or other basis, the performance of which in the country in question would (without the license granted under the AGREEMENT) infringe at least one VALID CLAIM in that country.

1.7 “NET SALES” shall mean the gross amount billed by COMPANY, AFFILIATES or SUBLICENSEES for LICENSED PRODUCTS or LICENSED SERVICES, less the following:

(a) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(b) amounts repaid or credited by reason of rejection or return of LICENSED PRODUCTS not replaced or LICENSED SERVICES not re-performed;

(c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or performance of a LICENSED SERVICE, which is paid by or on behalf of COMPANY or AFFILIATES; and

(d) outbound transportation costs prepaid or allowed and costs of insurance in transit.

No deductions shall be made for [***]. NET SALES shall occur on the date of billing for a LICENSED PRODUCT or LICENSED SERVICE.

Customary distribution of free samples of LICENSED PRODUCT or related performance of LICENSED SERVICES by COMPANY or AFFILIATES that constitute less than [***] of the total annual distribution of LICENSE PRODUCTS and LICENSED SERVICES shall not be included in any calculation of NET SALES.

1.8 “PATENT RIGHTS” shall mean (a) the patent and patent applications listed on Exhibit A hereto, (b) any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent or patent application identified in (a); (c) any patents subsequently issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of at least one of the patents or patent applications identified in (a), (b) or (c); (e) any foreign counterpart (including PCTs) of any patent or patent application identified in (a), (b), (c) or (d); and (f) any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (a) through (e). PATENT RIGHTS shall also include any patent applications or patents filed by the Trustees of the University of Pennsylvania (“Third Party Patent Rights”) claiming, in whole or part, subject matter disclosed in any of the foregoing patent applications and/or patents to the extent that the inventorship of such Third Party Patent Rights includes, or is corrected to include, one or more of the inventors named in any of the PATENT RIGHTS described in subParagraphs (a)- (f) above. Specifically excluded from PATENT RIGHTS are U.S. Patent Nos. [***] and [***], and any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, re-issue, renewal, reexamination, substitution or extension of any patent or patent application identified in clause (a) above that contains only claims directed to the [***].

1.9 “PHASE I CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. §312, or a similar clinical study prescribed by the regulatory authorities in a country other than the United States.

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1.10 “PHASE II CLINICAL TRIAL” shall mean (i) a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied as required in 21 C.F.R. §312.21(b), as may be amended from time to time, or a similar clinical study prescribed by the regulatory authorities in a country other than the United States, or (ii) a combined Phase I and Phase II Clinical Trial which [***], or any Phase III Clinical Trial performed in lieu of a Phase II study.

1.11 “PHASE III CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as required in 21 C.F.R. §312, or similar clinical study prescribed by the regulatory authorities in a country other than the United States. A Phase III Clinical Trial shall also include any other human clinical trial intended as a pivotal (a Phase II trial that provides evidence for a drug marketing approval) study, whether or not such study is a traditional Phase III study.

1.12 “SUBLICENSE” means any agreement or multiple agreements with a third party which is not an AFFILIATED COMPANY in which COMPANY:

(a) Grants rights in, to or in respect of any of the PATENT RIGHTS;

(b) Grants the right to make, use, offer for sale, sell or import a LICENSED PRODUCT, or to provide a LICENSED SERVICE;

(c) Agrees not to assert the PATENT RIGHTS or agrees not to sue, seek damages or seek injunctive relief for the practice of same;

(d) Assigns or otherwise transfers this AGREEMENT other than as permitted under Article 10.9 herein below and provided that LICENSOR has elected to treat such assignment or transfer as a SUBLICENSE; or

(e) Is under an obligation to do any of the foregoing, or to forbear from offering to do or doing any of the foregoing with any other entity.

The term SUBLICENSE as defined above includes without limitation any agreement that provides a license, option, right of first refusal or negotiation, or covenant not to sue, regarding the PATENT RIGHTS.

1.13 “SUBLICENSEE(S)” as used herein in either singular or plural shall mean any person or entity to which COMPANY has granted a SUBLICENSE.

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1.14 “SUBLICENSE CONSIDERATION” shall mean consideration of any kind received by the COMPANY from a SUBLICENSEE(S) for the grant of a SUBLICENSE under or in respect of this AGREEMENT, including, but not limited to, license issue fees, option fees and other licensing fees, milestone payments, minimum annual royalties, license maintenance fees, success fees, and other payments of any kind whatsoever. However, not included in such SUBLICENSE CONSIDERATION are:

(a) [***],

(b) [***],

(c) [***], and

(d) [***].

To the extent that third party rights are sublicensed in combination with the PATENT RIGHTS, the SUBLICENSE CONSIDERATION allocated to the PATENT RIGHTS shall be determined by COMPANY, in consultation with LICENSOR, in good faith with respect to the PATENT RIGHTS and such other rights.

1.15 “VALID CLAIM” as used herein in either singular or plural shall mean a claim of any (i) issued and unexpired patent included within the PATENT RIGHTS unless the claim has been held unenforceable or invalid by the final, un-reversed, and un-appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (ii) a pending claim of a patent application within the PATENT RIGHTS to the extent the claim continues to be prosecuted in good faith and has not been cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or re-filing of such application.

ARTICLE 2

LICENSE GRANT

2.1 Grant. Subject to the terms and conditions of this AGREEMENT, LICENSOR hereby grants to COMPANY (i) an exclusive license to develop, make, have made, use, import, offer for sale, sell, and have sold the LICENSED PRODUCT(S) and LICENSED SERVICES worldwide under the PATENT RIGHTS in the LICENSED FIELD. This license grant shall apply to the COMPANY and any AFFILIATED COMPANY, except that any AFFILIATED COMPANY shall not have the right to sublicense others as set forth in Paragraph 2.2 below. If any AFFILIATED COMPANY exercises rights under this AGREEMENT, such AFFILIATED COMPANY shall be bound by all terms and conditions of this AGREEMENT, including, but not limited to, indemnity and insurance provisions and royalty and other payment provisions, which shall apply to the exercise of the rights, to the same extent as would apply had this AGREEMENT been directly between LICENSOR and the AFFILIATED COMPANY. In addition, COMPANY shall remain fully liable to LICENSOR for all acts, omissions and obligations of AFFILIATED COMPANY such that acts, omissions and obligations of the AFFILIATED COMPANY shall be considered acts, omissions and obligations of the

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COMPANY. This exclusive license grant is subject to (i) rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 35 USC § 200 et. seq. and implemented according to 37 CFR Part 401), and (ii) the retained rights of LICENSOR to make, have made and use the inventions claimed in the PATENT RIGHTS for LICENSOR’S internal, non-commercial research purposes. For the avoidance of doubt, LICENSOR shall continue to have the right to distribute its biological materials embodying PATENT RIGHTS for non-profit, academic research use under the material transfer agreements (MTAs) found in Exhibits E and F.

If LICENSOR transfers to a third party any Materials (as defined in the MTAs) covered in whole or part by the PATENT RIGHTS licensed to COMPANY, and is notified by any recipient of any inventions made with the use of such transferred Materials, including without limitation, any patent applications disclosing or claiming any such inventions, LICENSOR shall promptly notify COMPANY, providing any and all information that LICENSOR has regarding such inventions and/or patent applications. At the request of COMPANY, LICENSOR shall negotiate in good faith the terms of a non-exclusive, royalty-bearing worldwide license, with the right to sublicense to COMPANY, with regard to such inventions and/or patent applications to make, have made, use, offer for sale and sell products. LICENSOR shall consult with COMPANY regarding acceptable financial and other terms for any such license and not enter into any agreement with such third party except on terms acceptable to COMPANY. COMPANY shall be responsible for the payment to LICENSOR [***] to the third party for such a license; provided, in no event shall the amount payable to LICENSOR for such a license be more than LICENSOR owes to the third party for any such license. In the event that LICENSOR enters into any such license, the parties shall promptly enter into a written amendment to this AGREEMENT consistent with this paragraph.

2.2 Sublicense. COMPANY may grant SUBLICENSES under the PATENT RIGHTS to third parties pursuant to this AGREEMENT, subject to the terms and conditions of this Paragraph 2.2. COMPANY shall provide LICENSOR with an unredacted copy of each SUBLICENSE between COMPANY and a third party for the grant of rights under the PATENT RIGHTS within thirty (30) days of its execution. Each SUBLICENSE shall: (a) be consistent with the terms, conditions and limitations of this AGREEMENT, (b) name LICENSOR as an intended third party beneficiary of the obligations of SUBLICENSEE without imposition of obligation or liability on the part of LICENSOR or the INVENTORS to the SUBLICENSEE, and (c) [***]. Each SUBLICENSE furnished to LICENSOR by COMPANY shall be the Confidential Information of COMPANY. COMPANY shall (i) be and remain responsible for the performance by such SUBLICENSEE with the terms of this AGREEMENT, and any action by a SUBLICENSEE that would, if conducted by COMPANY be a breach of this AGREEMENT, shall be deemed a breach of this AGREEMENT by COMPANY, and (ii) ascertain, calculate, audit and collect all royalties that become payable by such SUBLICENSEE hereunder and take appropriate

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enforcement action against such SUBLICENSEE for any failure to pay or to properly calculate payments. LICENSOR shall not exercise any of its rights as a third party beneficiary granted to it pursuant to clause (b) above unless: (w) LICENSOR has notified COMPANY in writing of the obligation of SUBLICENSEE sought to be enforced (the “Obligation”); (x) the Obligation has as its origin a requirement of this AGREEMENT; (y) COMPANY has failed to commence and continue to pursue reasonable steps within thirty (30) days of notice from LICENSOR pursuant to clause (w) above to enforce the Obligation or SUBLICENSEE has not fulfilled the Obligation within ninety (90) days of notice to COMPANY pursuant to clause (w) above, and (z) at the time LICENSOR asserts its rights as a third party beneficiary against SUBLICENSEE, LICENSOR shall have a reasonable basis for believing that SUBLICENSEE is in breach of the Obligation sought to be enforced.

2.3 Government Rights. The United States Government has acquired a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the inventions described in PATENT RIGHTS throughout the world. The rights granted herein are additionally subject to, and expressly conditioned upon compliance with (i) the provisions of the Bayh-Dole Act, 35 USC § 200 et seq, and (ii) other rights acquired, or requirements imposed, by the United States government under the grant/contract award terms and the laws and regulations applicable to the grant/contract award under which the inventions were made.

2.4 Duties of the Parties. LICENSOR is an institute of research and education and not a commercial organization. Therefore, LICENSOR has no ability to evaluate the commercial potential of any PATENT RIGHTS, LICENSED PRODUCT or LICENSED SERVICES or other license or rights granted in this AGREEMENT. It is therefore incumbent upon COMPANY to evaluate the rights, products and services in question, to examine the materials and information provided by LICENSOR and to determine for itself the validity of any PATENT RIGHTS, its freedom to operate, and the value of any LICENSED PRODUCTS or LICENSED SERVICES or other rights granted.

ARTICLE 3

FEES, ROYALTIES, & PAYMENTS

3.1 License Fee. COMPANY shall pay to LICENSOR within [***] of the EFFECTIVE DATE a license fee as set forth in Exhibit B. LICENSOR will not submit an invoice for the license fee, which is nonrefundable and shall not be credited against royalties or other fees. Time is of the essence with respect to payment of this fee. This AGREEMENT shall be null and void ab initio if the License Fee is not received within [***] of the EFFECTIVE DATE.

3.2 Minimum Annual Royalties. COMPANY shall pay to LICENSOR minimum annual royalties as set forth in Exhibit B. These minimum annual royalties shall be due, [***] on January 1 following each anniversary of the EFFECTIVE DATE

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beginning with the first anniversary, and shall be payable within [***] thereafter. For clarity, the first minimum annual royalty payment, for the calendar year 2014, shall be due on January 1, 2015, and payable no later than [***]. Running royalties accrued under Paragraph 3.3 and paid to LICENSOR for a given calendar year shall be credited against the minimum annual royalties due for such calendar year. For example, running royalties accrued under and paid to LICENSOR during calendar year 2015 shall be credited only against the minimum annual royalty payment due and payable no later than [***].

3.3 Running Royalties. COMPANY shall pay to LICENSOR a running royalty as set forth in Exhibit B, for LICENSED PRODUCT(S) and LICENSED SERVICE sold by COMPANY, AFFILIATED COMPANIES and/or SUBLICENSEE(S), based on NET SALES for the Term of this AGREEMENT. Such payments shall be due semi-annually (June 30th and December 31st) and shall be payable within [***] of the end of each half year. Such royalties shall [***] based on [***] related to LICENSED PRODUCTS and LICENSED SERVICES.

Notwithstanding anything to the contrary in this AGREEMENT, in order to insure LICENSOR the full royalty and other payments contemplated hereunder, COMPANY agrees that in the event any LICENSED PRODUCT(S) or LICENSED SERVICES shall be sold to a corporation, firm or association (the “PURCHASER”) with which COMPANY shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) received by COMPANY with respect to sale of such LICENSED PRODUCT(S) or LICENSED SERVICES, the royalties to be paid hereunder to LICENSOR for such LICENSED PRODUCT(S) or LICENSED SERVICES shall be based upon the greater of: 1) the [***] of the LICENSED PRODUCT(S) or LICENSED SERVICES as of the date that COMPANY receives such consideration from such PURCHASER, or 2) the [***] of LICENSED PRODUCT(S) or LICENSED SERVICES paid by the PURCHASER.

3.4 SUBLICENSE CONSIDERATION. In addition to the running royalty as set forth under Paragraph 3.3, COMPANY shall pay to LICENSOR, as set forth on Exhibit B a percentage of SUBLICENSE CONSIDERATION. Any SUBLICENSE CONSIDERATION payment due to LICENSOR shall be due within [***] of the end of the six (6) month calendar period in which any SUBLICENSE CONSIDERATION was received, [***]. Such payment shall be accompanied by a detailed written report setting forth the nature and scope of the rights granted, and the total consideration received. COMPANY shall not directly or indirectly accept [***].

3.5 Milestone Payments. COMPANY shall pay to LICENSOR the milestone payments as set forth in Exhibit C for the term of this AGREEMENT. For the avoidance of doubt, clinical trials of LICENSED PRODUCT conducted by COMPANY or on its behalf by other entities with respect to which COMPANY owns or has the right to use the data resulting

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therefrom and has an obligation to report such results to the regulatory authority having jurisdiction over the conduct of human clinical trials and the approval of products for human use in the jurisdiction where such clinical trials are conducted, including ongoing clinical trials at Fred Hutchinson Cancer Research Center sponsored by COMPANY, shall be considered for determining achievement of milestones. All non-US taxes (excluding any taxes based on LICENSOR’S income) related to milestone payments shall be paid by COMPANY and shall not be deducted from payments due to LICENSOR.

3.6 Patent Prosecution Reimbursement. COMPANY will reimburse LICENSOR, within thirty (30) days of the EFFECTIVE DATE the amount of [***] for costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by LICENSOR on or before the EFFECTIVE DATE. In accordance with Paragraph 4.1 below, COMPANY will reimburse LICENSOR, within [***] of the receipt of an invoice from LICENSOR, for all reasonable costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS in the LICENSED FIELD incurred by LICENSOR subsequent to the EFFECTIVE DATE.

3.7 Form of Payment. All payments under this AGREEMENT shall be made in U.S. Dollars. Checks are to be made payable to “St. Jude Children’s Research Hospital”. Wire transfers may be made using the following information:

Acct Name: St. Jude Children’s Research Hospital, Master Concentration Account

Acct Number: [***]

Bank Name: First Tennessee Bank

Bank Swift: FTNMUS44

Bank ABA #: 084-000026

Bank Address: Post Office Box 84

Memphis, TN 38101

USA

COMPANY shall be responsible for any and all costs associated with wire transfers and shall include a reference to this AGREEMENT in any wire transfer payment. Payments made by check should be sent to the following address:

St. Jude Children’s Research Hospital

P.O. Box 1000, Department # 516

Memphis, TN 38148-0516

3.8 Late Payments. In the event that any payment due hereunder is not made when payable, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the rate of [***] per month from the date said payment is due, provided however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or

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waive the right of LICENSOR to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this AGREEMENT as set forth in Article 9.

3.9 Withholding Taxes. Notwithstanding that LICENSOR is a tax-exempt entity under the United States Internal Revenue Code, as amended, in the event that payments due to LICENSOR in respect of NET SALES in jurisdictions other than the United States are subject to required withholding, such taxes shall be deducted by COMPANY (or its SUBLICENSEES) from such payment prior to remittance, and shall be paid over to the relevant taxing authorities when due. COMPANY shall promptly furnish LICENSOR evidence of any such taxes withheld and of payment thereof, and shall render reasonable assistance to LICENSOR in connection with its invocation of available procedures to seek refund of such payments.

ARTICLE 4

PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

4.1 Prosecution & Maintenance. LICENSOR [***] shall be the PARTY responsible for the filing, prosecution and maintenance of patents and patent applications specified under PATENT RIGHTS and, subject to the terms and conditions of this AGREEMENT, COMPANY shall be licensed thereunder. Title to all such patents and patent applications shall reside in LICENSOR. LICENSOR shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS, provided however, that LICENSOR shall (a) cause its patent counsel, reasonably acceptable to COMPANY, to timely copy COMPANY on all official actions and written correspondence with any patent office, and (b) allow COMPANY and/or counsel appointed by COMPANY an opportunity and reasonably sufficient time to comment and advise LICENSOR with respect thereto. The exercise of such right by COMPANY shall not interfere with the timely filing or submission of any document with, or response to, any official patent office. LICENSOR shall consider in good faith and reasonably incorporate all comments and advice from COMPANY, to the extent that they would tend to cover in more specificity, support or expand the scope of rights sought. By concurrent written notification to LICENSOR and its patent counsel at least [***] in advance of any filing or response deadline, or fee due date, COMPANY may elect not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent within PATENT RIGHTS, provided that COMPANY pays for [***] incurred up to LICENSOR’S receipt of such notification. Failure to provide such notification can be considered by LICENSOR to be COMPANY’s authorization to proceed [***]. Upon such notification, at LICENSOR’S own expense, LICENSOR may file, prosecute, and/or maintain such patent applications or patent within the PATENT RIGHTS with respect to which COMPANY has made the foregoing decision(s) (collectively, the “COMPANY-DECLINED PATENTS”), and any rights or license granted hereunder held by COMPANY, AFFILIATED COMPANIES or SUBLICENSEE(S) relating to COMPANY-DECLINED PATENTS shall terminate.

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4.2 Notification. Each PARTY will notify the other promptly in writing when any infringement by a third party is uncovered or suspected.

4.3 Infringement.

a. General. Except as is set forth in Paragraph 4.3b, COMPANY shall have the first right to conduct and control, [***], all patent litigation relating to the PATENT RIGHTS during the Term, including the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep LICENSOR informed as to the status of all such litigation. Before COMPANY may commence an action with respect to any infringement of the PATENT RIGHTS, it must obtain the consent of LICENSOR, such consent not to be unreasonably withheld. Thereafter, COMPANY may, in its sole discretion and at its own expense, may institute suit against any such infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, to be shared by COMPANY and LICENSOR in the manner set forth below. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of LICENSOR. LICENSOR shall not unreasonably withhold consent of any settlement, consent judgment or other voluntary final disposition of suit that does not admit the invalidity of any patent within PATENT RIGHTS and which does not purport to admit any fault or wrongdoing on the part of LICENSOR. LICENSOR shall reasonably cooperate in any such litigation, [***] including by joining as a party if required by applicable law.

If COMPANY elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify LICENSOR in writing within [***] of receiving notice that an infringement or suspected infringement exists. LICENSOR may, in its sole judgment and at its own expense, take steps to enforce any patent and commence, control, settle, and defend any such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards or settlements resulting therefrom, to be shared by COMPANY and LICENSOR in the manner set forth below. At LICENSOR’s request, COMPANY shall reasonably cooperate with any such litigation, at LICENSOR’s expense.

b.	Ongoing Litigation. COMPANY shall have the obligation to join as a party, and control, pursue and defend, at its own expense, through counsel reasonably acceptable to LICENSOR, the following actions to which LICENSOR is a party, namely: Trustees of the University of Pennsylvania v. St. Jude Children’s Research Hospital Civil Action No. [***] (the “Contract Claim”) and Trustees of the University of Pennsylvania v. St. Jude Children’s Research Hospital Civil Action No. 13-1502 (the “Patent Claim”) in a manner consistent with the terms and provisions hereof. COMPANY shall at all times keep LICENSOR informed as to the status thereof, and shall allow LICENSOR and counsel appointed by LICENSOR an opportunity, and reasonably sufficient time, to comment and advise COMPANY with respect to actions to be taken in connection therewith. Commencing as of the EFFECTIVE DATE, COMPANY shall be responsible for [***] of LICENSOR’s

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

documented reasonable costs and expenses incurred in connection with the foregoing litigation and LICENSOR shall be responsible for [***] ([***]). COMPANY shall reimburse LICENSOR for its share of such costs within [***] of the receipt of an invoice from LICENSOR. Any recovery in such action (from damages, awards or settlements) shall be allocated as follows: first, LICENSOR shall receive past litigation costs of approximately [***] U.S. dollars ($[***]) to reimburse it for LICENSOR’s documented costs and expenses incurred in connection with the foregoing litigation prior to the EFFECTIVE DATE (exact costs to be included in an amendment to this AGREEMENT within 3 months of the EFFECTIVE DATE), second each party shall be reimbursed for its costs and expenses incurred by it in connection with such actions after the EFFECTIVE DATE, and then any remainder shall be shared [***] percent ([***]%) to COMPANY and [***] percent ([***]%) to LICENSOR. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of LICENSOR. Except as is set forth below, LICENSOR shall not unreasonably withhold consent of any settlement, consent judgment or other voluntary final disposition of suit that does not admit the invalidity of any patent within PATENT RIGHTS and which does not purport to admit any fault or wrongdoing on the part of LICENSOR. LICENSOR shall reasonably cooperate in any such actions, at COMPANY’s expense, including by joining as a party if required by applicable law. Any settlement, consent judgment or other voluntary disposition of the Contract Claim shall include a provision acceptable to LICENSOR requiring that proper credit be given to LICENSOR and the INVENTORS in the work previously performed and to be performed thereafter by any of the defendants. For the avoidance of doubt, the sharing of recovery provisions set forth above shall govern the division between the LICENSOR and the COMPANY of any consideration payable by, on behalf of, or through the University of Pennsylvania and its affiliates (“Penn”) [***], and shall not be subject to the provisions of Exhibit B, Paragraph 4.

c. Prospective Patent Litigation. With respect to any litigation controlled by COMPANY pursuant to Paragraph 4.3a, COMPANY shall at all times keep LICENSOR informed as to the status thereof and shall (a) cause its litigation counsel, which counsel shall be reasonably acceptable to LICENSOR, to timely copy LICENSOR on all official actions and written correspondence, and (b) allow LICENSOR and counsel appointed by LICENSOR an opportunity and reasonably sufficient time to comment and advise COMPANY with respect thereto, [***]; provided that [***] must be reasonable and reflect that COMPANY is controlling the conduct of such litigation. COMPANY, in responding to the comments and advice of LICENSOR, shall give careful consideration to the views of LICENSOR and to potential effects on LICENSOR’S interests under this AGREEMENT and to potential effects on the public interest in any such action. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of LICENSOR. LICENSOR shall not unreasonably withhold consent of any settlement, consent judgment or other voluntary final disposition of suit that does not admit the invalidity of any patent within PATENT RIGHTS and which does not purport to admit any fault or wrongdoing on the part of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSOR. LICENSOR shall cooperate fully with COMPANY in connection with any litigation related to PATENT RIGHTS, [***]. Any recovery obtained as a result of such litigation shall (i) first, go to reimburse the PARTY controlling the litigation for its out of pocket costs in connection with such litigation; (ii) second, from any damages awarded other than for willful infringement, LICENSOR shall receive the equivalent of [***] based on the [***] or [***] (i.e., an amount equal to [***]), and (iii) any damages awarded for willful infringement shall go [***] percent ([***]%) to the PARTY controlling the litigation and [***] percent ([***]%) shall go to the other PARTY.

ARTICLE 5

OBLIGATIONS OF THE PARTIES

5.1 Reports. COMPANY shall provide to LICENSOR the following written reports, which reports shall be Confidential Information of COMPANY, according to the following schedules.

(a) COMPANY shall provide semi-annual royalty reports, substantially in the format of Exhibit D, or as may be otherwise agreed by the parties in writing and due within [***] of the end of each calendar half year following the first commercial sale of a LICENSED PRODUCT. Royalty Reports shall disclose the amount of [***]. Payment of any such royalties due shall accompany such Royalty Reports.

(b) Until such time as COMPANY, an AFFILIATED COMPANY or a SUBLICENSEE(S) has achieved a first commercial sale of a LICENSED PRODUCT, or received FDA market approval, COMPANY shall provide annual diligence reports, due within [***] of the end of every December following the EFFECTIVE DATE of this AGREEMENT. These diligence reports shall describe COMPANY’s, AFFILIATED COMPANY’s or any SUBLICENSEE(S)’s technical and other efforts towards meeting its obligations under the terms of this AGREEMENT, particularly its progress toward achieving the developmental milestones set forth in Exhibit C and shall explain any delays experienced in achieving such milestones relative to the projected dates for achievement set forth in Exhibit C.

(c) COMPANY shall further provide in conjunction with the reports due pursuant to Paragraphs 5.1(a) and 5.1(b), the following information:

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2 Records. COMPANY shall make and retain, for a period of [***] following the period of each report required by Paragraph 5.1(a), true, complete and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 5.1(a). Such books and records shall be in accordance with generally accepted accounting principles consistently applied. COMPANY shall permit the inspection of such records, files and books of account by LICENSOR’S agent (the “Auditor”), which Auditor shall be a nationally recognized auditor acceptable to COMPANY, such acceptance not to be unreasonably withheld, and subject to obligations of confidentiality and nonuse owed to LICENSOR consistent with the confidentiality and non-use obligations set forth in this Agreement. Any such inspection shall occur during regular business hours upon [***] written notice to COMPANY. Such inspection shall not be made more than once each calendar year. All costs of such inspection shall be paid by LICENSOR, provided that if any such inspection shall reveal that an error or omission has been made resulting in an underpayment equal to [***], the costs of such inspection shall be borne by COMPANY. As a condition to entering into any agreement, COMPANY shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEE(S) which permits such party to make, use, offer to sell, sell or import the LICENSED PRODUCT(S) or LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) or LICENSED SERVICES and other information as required in Paragraphs 5.1(a) and this Paragraph 5.2 and permit the Auditor to inspect such records as required by this Paragraph 5.2. All information and records made available to the Auditor pursuant to this Paragraph 5.2 shall be deemed to be and treated as Confidential Information of COMPANY pursuant to Article 8.

5.3 Commercially Reasonable Efforts. COMPANY shall exercise commercially reasonable efforts to develop and to introduce the LICENSED PRODUCT(S) and/or LICENSED SERVICES into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration or termination of this

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT, COMPANY shall endeavor to keep LICENSED PRODUCT(S) and LICENSED SERVICES reasonably available to the public. COMPANY shall also exercise commercially reasonable efforts to develop LICENSED PRODUCT(S) suitable for different indications within the LICENSED FIELD, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific, clinical and business judgment would deem possible. Development Milestones for the LICENSED PRODUCTS are detailed in Exhibit C.

COMPANY shall notify LICENSOR well in advance if COMPANY believes that it will fail to achieve the Development Milestones in the expected timeframe as detailed in Exhibit C despite its exercise of commercially reasonable and diligent efforts.

If COMPANY fails to achieve any of the Development Milestones described in Exhibit C within the timeframes specified due to causes that are beyond the reasonable control of COMPANY, (e.g., regulatory action or delay, low patient enrollment, in each case, provided that the COMPANY has conducted the relevant activities in a reasonable manner), notwithstanding COMPANY’s reasonable, good faith efforts to achieve those milestones, then COMPANY will not be deemed in default or breach of this AGREEMENT and the timeframe for achieving those milestones will be deemed automatically extended by the time of the delay reasonably attributable to the causes that were beyond COMPANY’s control as long as COMPANY diligently and continuously pursues the achievement of such milestones. A failure on the part of COMPANY [***] to pursue timely achievement of the Development Milestones shall be deemed to be a failure within the control of COMPANY.

In the event that the foregoing paragraph does not apply, if the COMPANY fails to reach any milestone in Exhibit D for which a payment is required, then COMPANY may extend that milestone completion date and all subsequent milestone completion dates for a period of [***] (each a “Delayed Milestone”). In order to be entitled to that extension, COMPANY shall, within [***] after the applicable deadline for the achievement of the applicable milestone (i) pay to LICENSOR [***] of the Milestone Payment that would otherwise have been due had COMPANY timely achieved the applicable Milestone and (ii) [***]. If COMPANY fails to reach any Delayed Milestone, then COMPANY may obtain a further [***] month extension. In order to be entitled to the second extension, COMPANY shall, within [***] after the deadline for the achievement of the unachieved Delayed Milestone (a) pay to LICENSOR [***] of the Milestone Payment that would otherwise have been due had COMPANY timely achieved the Delayed Milestone, and (b) [***]. Total delays granted under this provision shall not exceed [***]. Notwithstanding the above, with regard to milestone 1(g) on Exhibit C ([***]), in the event that COMPANY fails to timely achieve this milestone and seeks one or more extensions under this paragraph the payment due for any such extension shall be [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Subject to the terms of this Paragraph 5.3, failure by COMPANY or its SUBLICENSEES to achieve the Development Milestones within the extended timeframe or to diligently and continuously purse the achievement of the Milestones shall be a breach of Paragraph 5.3, and may result in the [***]. In the event COMPANY ceases all activities directed at the development and commercialization of LICENSED PRODUCT(S) and LICENSED SERVICES, the rights granted to COMPANY under this AGREEMENT shall terminate immediately without further action of either PARTY.

5.4 Obligations. In the event that LICENSOR determines that COMPANY, AFFILIATED COMPANIES or SUBLICENSEES, have not fulfilled their obligations under Paragraph 5.3, LICENSOR shall furnish COMPANY with written notice of such determination at which time the provisions of Paragraph 5.3 shall apply.

5.5 Patent Acknowledgement. COMPANY agrees that all packaging containing individual LICENSED PRODUCT(S) sold by COMPANY, AFFILIATED COMPANIES and SUBLICENSEE(S) will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws, and that patent marking requirements will otherwise be complied with.

5.6 Patent Term Extensions. COMPANY and LICENSOR agree that LICENSOR may, in its sole discretion, elect to extend the term of any patents within the PATENT RIGHTS will be extended by all means provided by law or regulation, including without limitation extensions provided under U.S. law at 35 U.S.C. §§154(b) and 156. COMPANY hereby agrees to provide LICENSOR with all necessary assistance in securing such extensions, including without limitation, providing all information regarding applications for regulatory approval, approvals granted, and the timing of same.

5.7 Challenge to Validity/Enforceability of PATENT RIGHTS by COMPANY. If COMPANY challenges the validity or enforceability of PATENT RIGHTS maintain this AGREEMENT in force during such challenge, and LICENSOR in its sole discretion determines not to terminate the AGREEMENT, then COMPANY shall reimburse LICENSOR for any and all costs incurred in defense of such proceedings, including without limitation attorney’s fees, expert witness fees and court costs, within [***] of each invoice for same submitted to COMPANY by LICENSOR or LICENSOR’s counsel. Failure to timely reimburse such costs will constitute a material breach of this AGREEMENT. In addition, any payments required hereunder must be timely made in full when due, in cash and readily available funds; and once paid, no such amounts will be subject to replevin, refund or recovery by COMPANY or AFFILIATED COMPANIES or SUBLICENSEES, irrespective of whether such challenge was successful.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6

REPRESENTATIONS

6.1 Representations by LICENSOR. Except for (i) the rights of the Government of the United States of America and (ii) in connection with the transfer of biological materials for academic research purposes, LICENSOR represents and warrants that: (a) the execution, delivery and performance of this AGREEMENT have been duly authorized by all necessary corporate action on the part of LICENSOR, (b) it is the owner of the entire right, title, and interest in and to the PATENT RIGHTS, (c) it has the sole right to grant licenses thereunder, (d) it has not granted licenses thereunder or liens, encumbrances, security interests or restrictions to any other entity that would conflict with the rights granted hereunder except as stated herein, and (e) Exhibit A contains a complete list of all current patent applications and patents owned (in whole and in part) by LICENSOR as of the EFFECTIVE DATE relating to [***]. LICENSOR covenants that it will not grant during the term of this AGREEMENT any right, license or interest in the PATENT RIGHTS, or any portion thereof, inconsistent with the license granted to COMPANY herein. LICENSOR does not warrant the validity of any patents within the PATENT RIGHTS or that practice under such patents shall be free of infringement of third party intellectual property rights, and COMPANY assumes all responsibility and liability for any such infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 6.1, COMPANY AND AFFILIATED COMPANIES AGREE THAT THE PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT LICENSOR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) OR LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. LICENSOR DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, LICENSOR ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF LICENSOR AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, IMPORTATION, OFFER FOR SALE OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT OR SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S) OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

6.2 Representations by COMPANY. COMPANY represents and warrants that: (a) It is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT, (b) it is duly authorized by all requisite action to execute, deliver and perform this AGREEMENT and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to its obligations under any other agreement and (c) it has duly executed and delivered this AGREEMENT.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification. COMPANY hereby agrees to, and shall, indemnify, defend, with counsel reasonably acceptable to LICENSOR, and hold LICENSOR, the American Lebanese Syrian Associated Charities, Inc. (ALSAC; a non-profit, 501(c)(3) corporation which supports LICENSOR), their present and former trustees, directors, governors, officers, INVENTORS of PATENT RIGHTS, agents, faculty, employees and students harmless as against any claims, demands, damages consequential, judgments, fees (including reasonable attorneys’ fees), expenses, or other costs arising from or incidental to a breach of any representation, warranty or covenant made by COMPANY in this AGREEMENT, any product liability, intellectual property infringement or other lawsuit, claim, demand or other action brought by a third party as [***], whether or not LICENSORS or said INVENTORS, either jointly or severally, are named as a party defendant in any such lawsuit and whether or not LICENSOR or the INVENTORS are alleged to be negligent or otherwise responsible for any injuries to persons or property. [***]. The obligation of COMPANY to defend, indemnify and hold harmless as set out in this Paragraph shall survive the termination of this AGREEMENT, shall continue even after grant, license or assignment of rights and responsibilities to an AFFILIATED COMPANY or SUBLICENSEE, and shall include the obligation to indemnify against any damages awarded a third party, including consequential or indirect damages. COMPANY shall require any AFFILIATED COMPANY practicing the PATENT RIGHTS and any SUBLICENSEE to agree to indemnification provisions in favor of LICENSOR substantially similar to the above.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidentiality. If necessary, the Parties will exchange information they consider to be confidential, including but not limited to the terms of this AGREEMENT and any reports or information provided by COMPANY pursuant to Article 5 (“Confidential Information”). The recipient of such information agrees to accept the disclosure of said information. The recipient of Confidential Information agrees to employ all reasonable efforts to maintain the Confidential Information secret and confidential, such efforts to be no less than the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

degree of care employed by the recipient to preserve and safeguard its own confidential information. The Confidential Information shall not be disclosed or revealed to anyone except officers, directors, employees and contractors of the recipient who (i) have a need to know the Confidential Information, (ii) are subject to obligations of confidentiality and non-use substantially similar to those set forth in this Article 8, and (iii) have been advised by the recipient of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly.

The obligations of this Paragraph shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEE(S) that are provided such Confidential Information by COMPANY. LICENSOR’S, COMPANY’s, AFFILIATED COMPANIES’, and SUBLICENSEES’ obligations under this Paragraph shall extend until [***] of this AGREEMENT.

8.2 Exceptions. The recipient’s obligations under Paragraph 8.1 shall not extend to any part of the Confidential Information:

a.	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

b.	that can be demonstrated, from written records to have been in the recipient PARTY’ s possession or readily available to the recipient PARTY from another source not under obligation of secrecy to the disclosing PARTY prior to the disclosure; or

c.	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient PARTY; or

d.	that is demonstrated from written records to have been developed by or for the receiving PARTY without reference to Confidential Information disclosed by the disclosing PARTY.

e.	that is required to be disclosed by law, government regulation or court order.

8.3 Right to Publish. LICENSOR may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided no Confidential Information of COMPANY as defined in Paragraph 8.1, is included or LICENSOR first obtains written approval from COMPANY to include such Confidential Information in any such public disclosure. Otherwise, LICENSOR and the INVENTORS shall be free to publish manuscripts and abstracts or the like without prior approval. The text of the proposed manuscripts, abstracts or the like containing any COMPANY Confidential Information must be provided to COMPANY at least [***] prior to the date of submission for consideration for manuscripts, abstracts or the like in order to provide COMPANY an opportunity to comment on

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such proposed manuscripts, abstracts or the like and determine if COMPANY Confidential Information is disclosed therein. In the event that COMPANY so comments prior to such intended submission date, LICENSOR shall delay submission of such manuscripts, abstracts or the like [***] beyond such intended submission date and, during such [***] period, engage in good faith discussion of such comments with COMPANY, and consider in good faith the modification of such proposed manuscripts, abstracts or the like pursuant to such comments, but LICENSOR will have no obligation to accept or make such modifications. Upon the request of COMPANY, LICENSOR shall remove any COMPANY Confidential Information from any proposed manuscripts, abstracts or the like.

ARTICLE 9

TERM & TERMINATION

9.1 Term. The term of this AGREEMENT shall commence on the EFFECTIVE DATE and shall continue, in each country, until the date of expiration of the last to expire VALID CLAIM included within PATENT RIGHTS in that country.

9.2 Termination by Either PARTY. This AGREEMENT may be terminated by either COMPANY or LICENSOR, in the event that the other PARTY (a) to the extent permissible under applicable and prevailing law, files or has filed against it a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating PARTY of its intent to terminate and stating the grounds therefor, the PARTY receiving such notice shall not have cured such failure or breach within sixty (60) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the PARTY giving notice of breach may have as a consequence of such failure or breach.

9.3 Termination by COMPANY. COMPANY may terminate this AGREEMENT and the license granted herein as to any patent application or patent within the PATENT RIGHTS, for any reason, upon giving LICENSOR [***] written notice.

9.4 Termination by LICENSOR. Except as may be otherwise expressly set forth in this AGREEMENT, in the event COMPANY breaches or defaults in the performance of its obligations under this AGREEMENT, LICENSOR may terminate this AGREEMENT and the licenses granted herein upon [***] written notice, subject to cure thereof by COMPANY in accordance with Paragraphs 5.3 and 5.4.

9.5 Obligations and Duties upon Termination. If this AGREEMENT is terminated, the PARTIES shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this AGREEMENT. Upon termination subject to Paragraph 9.6, each PARTY shall cease any further use of the Confidential Information received from the other PARTY. Termination of this

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT, for whatever reason, shall not affect the obligation of any PARTY to make any payments for which it is liable prior to or upon such termination. Termination shall not affect LICENSOR’S right to recover unpaid royalties, fees, reimbursement for patent expenses, or other forms of financial compensation owed prior to termination. Upon termination, COMPANY shall submit a final royalty report to LICENSOR and any royalty payments (if after first commercial sale of LICENSED PRODUCTS), fees, unreimbursed patent expenses and other financial compensation due to LICENSOR shall become immediately payable. Furthermore, upon termination of this AGREEMENT, all rights in and to the PATENT RIGHTS shall revert immediately to LICENSOR at no cost to LICENSOR. Upon any termination of this AGREEMENT, any SUBLICENSEE(S) shall become, with such SUBLICENSEE(S)’ agreement, a direct licensee of LICENSOR, provided that (a) such SUBLICENSEE(S) cure any default of the COMPANY of which they are legally capable, including in all events paying all amounts due under this AGREEMENT, (b) such SUBLICENSEE(S) was not the cause of terminations, and (c) LICENSOR’S obligations to SUBLICENSEE(S) are no greater than LICENSOR’S obligations to COMPANY under this AGREEMENT and the SUBLICENSEE’S obligations to LICENSOR are no greater than the obligations of COMPANY to LICENSOR under this AGREEMENT. COMPANY shall provide written notice of such to each SUBLICENSEE(S) with a copy of such notice provided to LICENSOR.

9.6 COMPANY may, within [***] of the effective date of any termination of this AGREEMENT, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if COMPANY pays to LICENSOR the earned royalty thereon.

ARTICLE 10

MISCELLANEOUS

10.1 Use of Name or Logo. Neither LICENSOR nor COMPANY shall use the name, image or logo of the other PARTY, or the name of an affiliate, a current of former staff member, employee, student or affiliated physician or faculty of the other PARTY, or any adaptation thereof, in any advertising, promotional or sales literature without the prior written approval of the PARTY.

10.2 Notification of Promotion and Acknowledgment of Contributions. COMPANY shall notify the LICENSOR in writing at least [***] in advance of any press release or promotional communication related to LICENSED PRODUCTS or LICENSED SERVICES or from any innovations that are a downstream result of research involving the LICENSED PRODUCTS or LICENSED SERVICES to determine whether the LICENSOR wishes to be acknowledged. Promotional communications include online content, brochures, advertising or public presentations. For any such release or promotion, COMPANY shall include, at the LICENSOR’S discretion [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3 No Partnership. Nothing in this AGREEMENT shall be construed to create any agency, employment, partnership, joint venture or similar relationship between LICENSOR and COMPANY other than that of a licensor/licensee. Neither LICENSOR nor COMPANY shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

10.4 Notice of Claim. Each, LICENSOR and COMPANY, shall give the other or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this AGREEMENT or arising out of the practice of the inventions licensed hereunder.

10.5 Insurance. Prior to initial human testing or FIRST COMMERCIAL SALE of any LICENSED PRODUCT(S) or LICENSED SERVICES as the case may be and thereafter until [***], COMPANY and SUBLICENSEES shall establish and maintain insurance coverage in such country in the minimum amount of [***], to cover any liability arising from COMPANY’S indemnification obligations under Article 7 above with respect to such human testing or commercial sale of LICENSED PRODUCT(S) or LICENSED SERVICE, and prior to the expiration of such period shall obtain tail coverage for the same limits. Prior to initial human testing or FIRST COMMERCIAL SALE of any LICENSED PRODUCT(S) as the case may be and thereafter until [***], COMPANY and SUBLICENSEES shall establish and maintain, in each country in which COMPANY, an AFFILIATED COMPANY or SUBLICENSEE(S) shall test or sell LICENSED PRODUCT(S), product liability or other appropriate insurance coverage in the minimum amount of [***], and prior to the expiration of such period shall obtain tail coverage for the same limits. COMPANY will annually present evidence, in the form of a statement in the annual report to LICENSOR that such coverage is being maintained. Upon LICENSOR’S request, COMPANY will furnish LICENSOR with a Certificate of Insurance of each insurance policy obtained. LICENSOR and ALSAC shall be listed as additional insureds in COMPANY’s, AFFILIATED COMPANIES’ and SUBLICENSEES’ said insurance policies. If such insurance is underwritten on a ‘claims made’ basis, COMPANY agrees that any change in underwriters during the term of this AGREEMENT and thereafter so long as LICENSED PRODUCTS are being sold will require the purchase of ‘prior acts’ coverage to ensure that coverage will be continuous throughout the Term of this AGREEMENT and thereafter until [***] following expiration dating of the last batch of LICENSED PRODUCT manufactured. All such insurance shall be primary and non-contributory. All such insurers shall have a minimum financial rating by A.M Best of [***].

10.6 Governing Law and Venue. Any legal action arising from this AGREEMENT shall be brought in Memphis, Tennessee and shall be governed by the law of the State of Tennessee, without regard to the conflicts of laws provisions thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.7 Notice. All notices or communication required or permitted to be given by either PARTY hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other PARTY at its respective address set forth below or to such other address as one PARTY shall give notice of to the others from time to time hereunder or if sent by facsimile to the other PARTY at its respective facsimile number provided below and receipt is acknowledged. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

If to COMPANY:	Chief Executive Officer
Juno Therapeutics, Inc.
8725 W. Higgins Road, Suite 290
Chicago, IL 60631

If to ST. JUDE:	Director, Office of Technology Licensing
St. Jude Children’s Research Hospital
262 Danny Thomas Place, Mail Stop 742
Memphis, Tennessee
Phone: (901) 595-2342
Fax: (901) 595-3148

10.8 Compliance with All Laws. In all activities undertaken pursuant to this AGREEMENT, LICENSOR and COMPANY covenant and agree that each will in all material respects comply with such Federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

10.9 Successors and Assigns. Neither this AGREEMENT nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either PARTY, in whole or in part, without the prior written consent of the other PARTY, except that either PARTY shall be free to assign this AGREEMENT without the consent of the other party (i) to any AFFILIATED COMPANY at least having an ability comparable to COMPANY in performing under this AGREEMENT, or (ii) in the case of the COMPANY, in connection with any sale of substantially all of its assets of COMPANY relating to this AGREEMENT, but in each case, shall provide written notice of such assignment and assumption along with an executed copy thereof or of the written notice of a change of control, as the case may be, within thirty (30) days of its occurrence. This AGREEMENT shall bind and inure to the benefit of the successors and permitted assigns of the PARTIES hereto.

10.10 No Waivers; Severability. No waiver of any breach of this AGREEMENT shall constitute a waiver of any other breach of the same or other provision of this AGREEMENT, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this AGREEMENT. It is the desire of the PARTIES hereto that this AGREEMENT be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the PARTIES shall negotiate in good faith for a substitute term or provision which carries out the original intent of the PARTIES.

10.11 Entire Agreement; Amendment. COMPANY and LICENSOR acknowledge that they have read this entire AGREEMENT and that this AGREEMENT, including the attached Exhibits constitutes the entire understanding and contract between the PARTIES hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof. It is expressly understood and agreed that (i) there being no expectations to the contrary between the PARTIES hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the PARTIES hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this AGREEMENT; and (ii) this AGREEMENT shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the PARTIES hereto.

10.12 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any PARTY hereto, shall impair any such right, power or remedy to such PARTY nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or waiver or acquiescence in any similar breach or default, or be deemed a waiver or acquiescence of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any PARTY of any breach or default under this AGREEMENT, or any waiver on the part of any PARTY of any provisions or conditions of this AGREEMENT, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this AGREEMENT or by law or otherwise afforded to any PARTY, shall be cumulative and not alternative.

10.13 Force Majeure. If a PARTY fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, epidemics, terrorism, earthquake or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this AGREEMENT, provided however, that in no event shall such time extend for a period of more than one hundred eighty (180) days.

10.14 Further Assurances. Each PARTY shall, at any time, and from time to time, prior to or after the EFFECTIVE DATE of this AGREEMENT, at reasonable request of the other PARTY, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this AGREEMENT.

10.15 Survival. The provisions of Paragraphs 3.2 – 3.8 (with respect to fees and other amounts accruing prior to termination, and in connection with sales after termination pursuant to

Paragraphs 9.5 and 9.6, shall survive expiration or termination of the AGREEMENT. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the expiration and/or termination hereof, or are prospective in nature, shall survive such expiration and/or termination, as the case may be. This shall include Paragraphs 5.1 (Reports), 5.2 (Records), and Articles 7, 8, and 10.

10.16 No Third Party Beneficiaries. Nothing in this AGREEMENT shall be construed as giving any person, firm, corporation or other entity, other than the PARTIES hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this AGREEMENT or any provision hereof.

10.17 Headings. Article headings are for convenient reference and not a part of this AGREEMENT. All Exhibits are incorporated herein by this reference.

10.18 Counterparts. This AGREEMENT may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

IN WITNESS WHEREOF, this AGREEMENT shall take effect as of the EFFECTIVE DATE when it has been executed below by the duly authorized representatives of the parties.

JUNO THERAPEUTICS, INC.		ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC.

/s/ Hans Bishop		/s/ William E. Evans
Name:	Hans Bishop	Name:	William E. Evans
Title:	CEO	Title:	Director and CEO

Dec 3rd, 2013		Dec 3, 2013
(Date)		(Date)

EXHIBIT A. PATENT RIGHTS LIST

EXHIBIT B. LICENSE FEE & ROYALITIES

EXHIBIT C. DEVELOPMENTAL MILESTONES & MILESTONE PAYMENTS

EXHIBIT D: SALES & ROYALTY REPORT FORM

EXHIBIT E: MATERIAL TRANSFER AGREEMENT – BASIC RESEARCH

EXHIBIT F; MATERIAL TRANSFER AGREEMENT – CLINICAL RESEARCH

EXHIBIT A

PATENT RIGHTS LIST

U.S. Patent No. 8,399,645, titled “Chimeric Receptors with 4-1BB Stimulatory Signaling Domain”

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

LICENSE FEE & ROYALTIES

1. License Fee: The license fee due under Paragraph 3.1 within [***] of the EFFECTIVE DATE is twenty-five million U.S. dollars ($25,000,000).

2. Minimum Annual Royalties: The minimum annual royalties pursuant to Paragraph 3.2 are:

1st year - January 1, 2015:	One hundred thousand U.S. dollars ($100,000)
2nd year - January 1, 2016:	One hundred thousand U.S. dollars ($100,000)
January 1 of every year thereafter during the term of the Agreement:	Five hundred thousand U.S. dollars ($500,000)

3. Royalties: The running royalty rate payable under Paragraph 3.3 is [***] percent ([***]%) of NET SALES. [***]. If a LICENSED PRODUCT OR LICENSED SERVICE is covered by more than one patent or patent application within the PATENT RIGHTS, [***].

4. SUBLICENSE CONSIDERATION: The SUBLICENSE CONSIDERATION payable under Paragraph 3.4 is as follows:

LICENSOR shall receive [***] of SUBLICENSE CONSIDERATION.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

[***]

[***] Two pages of this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

[***]

[***] Three pages of this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

[***]

[***] Three pages of this document have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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